                                                                 Exhibit (a)(2)
                            HSBC Investor Portfolios

               Establishment and Designation of Additional Series

Pursuant to Section 6.2 of the Declaration of Trust of HSBC Investor Portfolios, a New York trust (the "Trust"), dated November 1, 1994, (the "Declaration") and as further amended, the shares of beneficial interest ("Interests") of the Trust shall be divided into one additional separate Series (the "Portfolio"). The Portfolio shall have the following special and relative rights:

1. The Portfolio shall be designated "HSBC Investor High Income Portfolio."

2. The Portfolio shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement on Form N-1A with respect to the Portfolio.

3. Holders of Interests in the Portfolio shall be entitled to a vote proportionate to their Interest on each matter submitted to a vote of the Portfolio's Holders. Each Series shall vote as a separate class except as to voting for Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of all Series, only the Holders in the one or more affected Series shall be entitled to vote. On each matter submitted to a vote of the Holders, a Holder may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal.

4. Subject to the provisions of Section 6.2 of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of the Portfolio or any other Series previously, now or hereafter created, or otherwise to change the special and relative rights of the Portfolio or any such other Series, provided that such change shall not adversely affect the rights of any Holder.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 14th day of June, 2005. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.




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Signature

/s/ Richard A. Brealey
-----------------------------------
Richard A. Brealey


/s/ Alan S. Parsow
-----------------------------------
Alan S. Parsow


/s/ Thomas F. Robards
-----------------------------------
Thomas F. Robards


/s/ Larry M. Robbins
-----------------------------------
Larry M. Robbins


/s/ Michael Seely
-----------------------------------
Michael Seely


/s/ Stephen J. Baker
-----------------------------------
Stephen J. Baker

                            HSBC Investor Portfolios

               Establishment and Designation of Additional Series

Pursuant to Section 6.2 of the Declaration of Trust of HSBC Investor Portfolios, a New York trust (the "Trust"), dated November 1, 1994, (the "Declaration") and as further amended, the HSBC Investor High Income Portfolio is hereby renamed HSBC Investor High Yield Fixed Income Portfolio.


IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 26th day of September, 2005. This instrument may be executed by the Trustees on separate counterparts but shall be effectively only when signed by a majority of the Trustees.

Signature

/s/ Richard A. Brealey
-----------------------------------
Richard A. Brealey


/s/ Alan S. Parsow
-----------------------------------
Alan S. Parsow


/s/ Thomas F. Robards
-----------------------------------
Thomas F. Robards


/s/ Larry M. Robbins
-----------------------------------
Larry M. Robbins


/s/ Michael Seely
-----------------------------------
Michael Seely


/s/ Stephen J. Baker
-----------------------------------
Stephen J. Baker